Exhibit (s)

LINCOLN NATIONAL CORPORATION ORGANIZATIONAL CHART

Lincoln National Corporation (“LNC”) (Dom: Indiana; Function: Holding Company)

•	First Penn-Pacific Life Insurance Company (Dom: Indiana; Function: Insurance Company)

•	Jefferson-Pilot Investments, Inc. (Dom: North Carolina; Function: Real Estate)

•	Lincoln Investment Management Company (Dom: Delaware; Function: Investment Advisor)

•	Lincoln Financial Reinsurance Company of Vermont (Dom: Vermont; Function: Reinsurance Captive)

•	Lincoln Financial Insurance Agency Incorporated (Dom: New Hampshire; Function: Insurance Agency)

•	Lincoln Financial Limited Liability Company I (Dom: Delaware; Function: General Business Co.)

•	Lincoln National Management Corporation (Dom: Pennsylvania; Function: Management Co.)

•	Lincoln National Reinsurance Company (Barbados) Limited (Dom: Barbados; Function: Reinsurance Co.)

•	Lincoln Pinehurst Reinsurance Company (Bermuda) Limited (Dom: Bermuda; Function: Reinsurance Co.)

•	Lincoln Insurance Services Limited (Dom: England; Function: Holding Co.)

•	Lincoln SBP Trustee Limited (Dom: England)

•	The Lincoln National Life Insurance Company (“LNL”) (Dom: Indiana; Function: Insurance Company)

•	Lincoln Bain Capital Total Credit Fund (50% ownership) (Registrant)

•	LFD Insurance Agency, Limited Liability Company (Dom: Delaware; Function: Insurance Agency)

•	Lincoln Financial Distributors, Inc. (Dom: Connecticut; Function: Broker/Dealer)

•	Lincoln Financial Investments Corporation (Dom: Tennessee; Function: Investment Advisor)

•	Lincoln Investment Solutions, Inc. (Dom: Delaware; Function: Investment Holdings)

•	Lincoln Life & Annuity Company of New York (Dom: New York; Function: Insurance Company)

•	Westfield Assigned Benefits Company (Dom: Ohio; Function: Insurance Agency)

•	Lincoln Reinsurance Company of South Carolina (Dom: South Carolina; Function: Reinsurance Captive)

•	Lincoln Reinsurance Company of Vermont I (Dom: Vermont; Function: Reinsurance Captive)

•	Lincoln Reinsurance Company of Vermont III (Dom: Vermont; Function: Reinsurance Captive)

•	Lincoln Reinsurance Company of Vermont IV (Dom: Vermont; Function: Reinsurance Captive)

•	Lincoln Reinsurance Company of Vermont V (Dom: Vermont; Function: Reinsurance Captive)

•	Lincoln Reinsurance Company of Vermont VI (Dom: Vermont; Function: Reinsurance Captive)

•	Lincoln Reinsurance Company of Vermont VII (Dom: Vermont; Function: Reinsurance Captive)

•	Lincoln Retirement Services Company, LLC (Dom: Indiana; Function: Recordkeeping)

•	Lincoln Financial Group Trust Company, Inc. (Dom: New Hampshire; Function: Trust Company)

•	Lincoln Assignment Corporation (Dom: Delaware; Function: Structured Settlements)

*	All ownership 100% except as noted.